UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2021

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2021, the Board of Directors of Hawkins, Inc. (the “Company”) appointed Jeffrey E. Spethmann to fill a newly created vacancy on its Board of Directors. The Board has determined that Mr. Spethmann is an “independent director” as that term is defined under the applicable listing standards of The Nasdaq Stock Market LLC and has appointed him to the Company’s Audit Committee.

Mr. Spethmann has been Senior Vice President of Industrial Products of Donaldson Company, Inc. since April 2016. Mr. Spethmann joined Donaldson Company, Inc. in 2013 and has held various positions, including Vice President, Exhaust and Emissions and Vice President, Global Industrial Air Filtration. Prior to joining Donaldson, Mr. Spethmann held the positions of General Manager and President of Blow Molded Specialties, Inc., from 1999 to 2012. Mr. Spethmann has a bachelor’s degree in mechanical engineering and an M.B.A. from the University of Minnesota.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: October 29, 2021	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary